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                                                                     EXHIBIT 3.8

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GULF REDUCTION CORPORATION

                                   * * * * *

         1. The name of the corporation is

                           GULF REDUCTION CORPORATION

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000) and the par value of each of such shares is One

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Dollar ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000).

         5. The name and mailing address of each incorporator is as follows:

          NAME                MAILING ADDRESS

       K. S. Hood           811 Dallas Avenue
                            Houston, Texas 77002

       V. S. Alfano         811 Dallas Avenue
                            Houston, Texas 77002

       L. J. Bice           811 Dallas Avenue
                            Houston, Texas 77002

         6. The corporation is to have perpetual existence.


         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from

                                      -2-
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time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of December, 1988.

                                         /s/ K. S. Hood
                                         ---------------------------------------
                                          K. S. Hood

                                         /s/ V. S. Alfano
                                         ---------------------------------------
                                          V. S. Alfano

                                         /s/ L. J. Bice
                                         ---------------------------------------
                                          L. J. Bice

                                      -3-
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                              CERTIFICATE OF MERGER
                                       OF
                  SOUTHERN ZINC COMPANY, A GEORGIA CORPORATION
                                       AND
                  DANA ZINC CORPORATION, A DELAWARE CORPORATION
                                      INTO
               GULF REDUCTION CORPORATION, A DELAWARE CORPORATION

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST:   That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         SOUTHERN ZINC COMPANY, a Georgia Corporation
                                       and
         DANA ZINC CORPORATION, a Delaware Corporation
                                      INTO
         GULF REDUCTION CORPORATION, a Delaware Corporation

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD:   That the name of the surviving corporation of the merger is Gulf
Reduction Corporation which shall retain its name.

FOURTH: That no amendments or changes in the Certificate of Incorporation of Gulf Reduction Corporation, a Delaware corporation, which is the surviving corporation, are necessary.

FIFTH:   That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6020 Esperson, Houston, Texas 77001.

SIXTH:   That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

     Corporation             Class        Number of shares       Par Value
Southern Zinc Company        Common            50,000           $1 per share

EIGHTH: That this Certificate of Merger shall be effective on the 30th day of April, 1995.

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Dated: April 20, 1995


Gulf Reduction Corporation
by its President, Howard Robinson

        /s/ Howard Robinson
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